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                                                                   EXHIBIT 10.1b

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

          THIS AGREEMENT is made as of the 18th day of June, 2001, by and between FILM ROMAN, INC., a California Corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and JOHN W. HYDE, Fairlea Ranch, P. 0. Box 2, Badger, CA 93603 ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment:
         ----------

          1.1 Company hereby employs Executive and Executive accept such employment with the Company upon the terms and conditions set forth in this agreement.

          1.2 During the Term (defined below) Executive shall furnish Executive's services to serve as President and Chief Executive Officer of Company and its parent (Film Roman, Inc., a Delaware corporation) and such subsidiaries as may be designated by Company. Executive's obligations (and rights) while serving as President and Chief Executive Officer shall be commensurate with those normally performed by a President and Chief Executive Officer. In rendering services hereunder Executive shall report only to the Board of Directors of Company's parent company (the "Board").

          Executive shall serve as a Member of the Board during the Term hereof, but not otherwise.

          1.3 Executive shall devote Executive's best efforts and Executive's business time and attention to the business of Company, subject to his obligations to Producers Sales Organization ("PSO"), but Company shall always have first priority of Employee's services. In connection with the foregoing, Executive shall be expected to render services at such times and at such places as the Board may from time to time designate; provided, however, that if Board were to designate or to determine that Executive is to render services outside of the Metropolitan Los Angeles Area, Executive shall not be required to render such services for any continuous period of more than thirty (30) days without his consent. Executive may perform services to PSO pursuant to any agreement between that company and him, subject to Company's rights to require services hereunder on a first priority basis as aforesaid.

          1.4 Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine.

     2.  Term:
         ----

          (a) The Term ("Term") of this Agreement shall commence as of June 1, 2001 and shall continue unless sooner terminated as elsewhere provided for three
(3) consecutive "contract years" of twelve (12) successive months each.

          (b) Company shall have the right, at its election, to extend the Term hereof for an additional period of two (2) consecutive contract years commencing upon expiration of the third contract year, by giving Executive written notice to such effect no later than four (4) months prior to expiration of the third contract year.

     3.  Termination:
         -----------

          3.1  Company's Right to Terminate: Company shall have the right to
               ----------------------------
terminate the Term of this agreement prior to the expiration date specified herein:

               (i)  Upon the death of Executive;

               (ii) For cause. "Cause" as used herein means (a) conviction of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) gross negligence or willful misconduct with respect to Company, (c) Executive's failure to adhere to Board policies or the Board-approved business plan which is not cured within five (5) business days after notice of the same from Company, or (d) any other material breach of this agreement not covered above which is not cured within five (5) business days after notice of the same from Company;

               (iii) As provided in paragraphs 8 and 9 below; and

               (iv) Without cause.

          3.2  Effect of Termination:
               ---------------------

          (a) With Cause: If Company terminates this agreement for cause
              ----------
Company shall have no further obligation to pay Executive any compensation (other than accrued but unpaid compensation or expense reimbursement and accrued but unpaid vacation days, if any).

          (b) Death, Disability: If Company terminates this agreement because of
              -----------------
Executive's death or disability (as defined below) Company shall have the obligation to pay Executive Executive's compensation hereunder up to the time of such termination (including that attributable to vacation time allowed to Executive which has accrued but not been taken), and any unpaid expense reimbursement.

          (c) Without Cause: If termination hereunder is without cause Company
              -------------
shall pay all remaining compensation for the remainder of the Term, and Executive shall have no obligation to seek other employment and Company shall have no rights to mitigate such payments if Executive were to be otherwise employed or engaged.

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

          (d) Change of Control:  Executive shall have the right to terminate
              -----------------
the Term hereof in the event of a change in control or duties (jointly "Change of Control") by giving Company written notice to such effect within 30 days after the happening of such event, in which event such termination shall be treated as a termination without cause hereunder. For this purpose, "Change of Control" shall mean:

               (i) a merger, consolidation or other business reorganization in which the shareholders of Company, immediately prior to the merger, consolidation or business reorganization, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all combined voting power of the voting securities of Company or the surviving entity;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets in related transactions or the complete liquidation of Company;

               (iii) the sale of shares of voting stock in Company to any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Company, any trustee or other fiduciary holding securities under any Company employee benefit plan), together with all "affiliates" and "associates (as such terms are defined in Rule 12b-2 under the Exchange
     Act) such that such person becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Company's securities representing in the aggregate 50% or more of either (a) the then outstanding shares of common stock of Company, or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of Company;

               (iv) a change in the composition of the Board of Directors of Company such that individuals who will constitute the entire Board of Directors immediately preceding the commencement of the Term hereof, ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, except that an individual who becomes a member of the Board of Directors subsequent to the date of this Agreement shall not be taken into account if such director's election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of Company, as such terms are used in Rule 14a-11 under the Exchange Act);

               (v) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the rules thereunder) is made for the stock of the Company, upon the first to occur of (a) any time during the offer when the "person" (as defined in (iii) above) making the offer owns or has accepted for payment securities of the Company

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     representing 50% or more of the combined voting power of the Company's then outstanding securities or (b) three (3) business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer would own, by the terms of the offer plus any voting securities owned by such person, if such tender offer were successful, securities representing 50% or more of the combined voting power of the Company's outstanding securities when the offer terminates;

          (e) Constructive Termination: Executive shall have the right to terminate the Term hereof in the event of a Constructive Termination (which shall be treaded as termination without cause) by giving Company written notice to such effect within 30 days after the happening of such event, in which event such termination shall be treated as a termination without cause hereunder. For this purpose, "Constructive Termination" shall mean:

               (i) a reduction in the specified compensation, or the uncured failure by the Company to fulfill its obligations under this Agreement after written notice from Executive to Company;

               (ii) any material diminution or adverse change in the duties, authority, responsibilities, or position of the Executive, including, but not limited to, a change to require that the Executive report to someone other than the Board;

               (iii) the assignment to Executive of duties or responsibilities which are materially inconsistent or different from those customarily performed by a person holding the management positions to be held by the Executive pursuant to Section 1.2;

               (iv) the relocation of the Company's corporate offices and/or studio at which Executive is principally engaged to a location more than
     (30) miles from the Company's current location.

     4.  Compensation:
         ------------

          Company shall pay Executive the following compensation for its furnishing of Executive's services hereunder:

          4.1 Twenty-five Thousand ($25,000.00) Dollars payable prior to or upon commencement of the Term, as a bonus for services rendered during term of the prior agreement between PSO and Company dated December 9, 1999 (the "Prior Agreement"), receipt of which amount is hereby acknowledge.

          4.2 Payments aggregating One Hundred and Twenty Thousand ($120,000.00) Dollars per annum, for the first contract year;

          4.3 Payments aggregating One Hundred and Thirty Thousand ($130,000.00) Dollars per annum for the second contract year;

                                       4
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          4.4  Payments aggregating One Hundred and Forty Thousand ($140,000.00)
Dollars per annum for the third contract year;

          4.5 If Company exercises its option for the fourth and fifth contract years, payments aggregating One Hundred and Fifty Thousand ($150,000.00) Dollars per annum for the fourth contract year; and payments aggregating One Hundred and Sixty Thousand ($160,000.00) Dollars per annum for the fifth contract year.

          It is understood that payments shall be prorated if this Agreement is terminated during any contract year, except as provided elsewhere with respect to termination without cause. Executive shall not be entitled to any payments as a Board Member. Additionally Executive shall not be entitled to any stock options granted to Board Members as Non-Employee Directors it being understood that the stock options granted to Executive shall be only those heretofore granted and granted as provided for in paragraph 7 below.

     5.  Expenses:
         --------

          5.1 Executive is authorized to incur reasonable expenses in connection with Company's business in such amounts as may be from time to time approved by the Company. Company agrees to pay or to reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company upon the presentation by Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipts showing payments, as Executive has been able to obtain. If Executive is required to travel, he shall receive business class airfare (first class if business class not available) except on flights within California, and first class accommodations.

          5.2 Executive shall be entitled to a car allowance in the amount of Five Hundred Dollars ($500.00) per month, which amount shall be reported as income to Executive and shall cover all normal work-related automobile expenses and shall be payable in accordance with Company's then-existing policies (currently, payment to be made at the beginning of each applicable month).

     6.  Benefits:
         --------

          6.1 Executive shall be entitled to participate in Company's health and benefit plans to the same extent as any other top management employee.

          6.2 Company will accord Executive four (4) weeks paid vacation per year; Executive shall be entitled to such vacation time, consistent with the reasonable time requirements of Company without reduction of compensation to Executive.

          6.3 Executive shall be entitled to designate the person to act as his assistant, provided that such assistant's salary is consistent with those generally paid by Company for assistants to members of top management. Company shall employ such assistant directly, on at-will basis.

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     7.  Stock, Options:
         --------------

          7.1 In consideration for furnishing of Executive's services as aforesaid Executive will be entitled to participate in the Company's parent's Employee Stock Option Plan. Said Plan includes usual provisions included in a non-qualified stock option plan including the right to satisfy the exercise price with cash, promissory notes (if secured to the reasonable satisfaction of Company's parent) or, with Company's parent's agreement, stock in the parent. Executive acknowledges that such Plan is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended and is to be considered in all respects as "non-qualified."
Executive has been furnished with a copy of Company's parent's 2000 Stock Option Plan ("Plan") and a copy of Company's parent's standard form Non-Qualified Stock Option Agreement.

          7.2 Subject to Executive's execution of Company's parent's standard form of Non-Qualified Stock Option Agreement (as modified by this Agreement) effective as of the date hereof Company shall cause said parent to grant to Executive the right and option to purchase from said parent all or any part of an aggregate of 200,000 shares of Company's parent's common stock upon the terms and conditions set forth in the Company's parent's standard Non-Qualified Stock Option Agreement, subject to the Plan, except as hereby modified.

          7.3  Specific terms applying to such options are as follows:

               (a) Price: the exercise price for the 200,000 shares shall be the market value as of the close of market on the date immediately preceding the date of the grant, i.e., $.92 per share.

               (b) Term: the options shall expire on the 10th anniversary of the grant date unless terminated earlier per the Plan.

               (c)  Vesting:

               (i) Options with respect to 100,000 shares shall vest in equal quarterly increments over a three (3) year period commencing at the end of the calendar quarter during which the Term hereof commences; the first quarterly increment shall vest on the last day of such quarter, and each subsequent quarterly increment shall vest at the expiration of each calendar quarter thereafter.

               (ii) Options with respect to the remaining 100,000 shares shall vest, if at all, on a date which is six years subsequent to the date of the grant if Executive is then employed, but vesting of such options shall be accelerated as follows: options for 50,000 shares shall vest at the time when the market value for Company's stock shall have maintained a $3.00 level for thirty consecutive days, if Executive is employed at such time; all unvested options shall vest at the time when the market value for Company's stock shall have maintained a $5.00 level for thirty consecutive days, if Executive is employed at that time. If quotes for Company's stock are available on a national exchange, the bulletin Board or otherwise, the "market value" shall be the adjusted closing price for the stock as of the close of the market on the date preceding the date of the grant.

               (d) Termination for Cause: In the event for termination for cause, all options granted shall terminate effective as of the date of such termination;

               (e) Termination for Death or Disability: In the event of termination for death or disability, all unvested options shall terminate effective as of the date of such termination;

               (f) Termination Without Cause: In the event of termination without cause, the options granted hereunder, to the extent not theretofore vested, shall vest effective as of such termination; provided that options provided for in paragraph 7.3(c)(ii) shall not accelerate except as specifically therein provided or as provided in the Plan, except that in event of Change of Control, the market value of the shares must be at $3.00 (with respect to options exercisable at that market value) or $5.00 (as to remaining options) at such time, failing which there shall be no acceleration as to those that do not meet those requirements; and

               (g) Exercise in the Event of Termination: Except for termination of the agreement for cause (in which event all options shall terminate on the date of termination) all options to the extent exercisable at the time of termination shall be exercisable for a period of twenty four (24) months immediately following the month of termination, unless they expire sooner because of any other conditions specified in the Plan.

               Executive's rights will otherwise be identical to those generally accorded the other participants in the Plan for whom exceptions are not extended and Executive will be subject to the such generally applied arrangements, terms and conditions.

     8.  Incapacity:
         ----------

          8.1 If Executive is physically or mentally incapacitated from rendering services hereunder, and if Executive's incapacity or disability shall continue for a period or aggregate of periods of eight (8) consecutive weeks or more during any contract period of the Term of this Agreement, Company may, at its option, terminate and cancel this Agreement by notice mailed or delivered to Executive at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any physical or mental reason whatsoever to devote adequate time to the business of the Company, as determined by the Board.

          8.2 If Company determines that Executive is permanently disabled and if Executive does not agree, the determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which event all doctor costs shall be borne by Company).

     9.  Force Majeure; Discontinuance of Business:
         -----------------------------------------

     If Company is prevented from or materially hampered or interrupted in conducting its business by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, or by reason of any act of God, or by reason of any contingency beyond the control of Company, then, if all other top management Employees are also suspended, Executive's services and Executive's compensation hereunder may be suspended as often as any such event occurs and during such period of time as any such event continues while all such other Employees' salaries continue to be suspended. The term of this agreement shall automatically be extended by the period of any suspension hereunder. If such suspension continues for sixteen (16) consecutive weeks or more either party may terminate the Term while such suspension is still in effect, except that Company may negate Executive's termination by then terminating such suspension with the understanding that the Term may not again be suspended for the same cause.

     10.  Company's Rights:
          ----------------

          10.1 Executive acknowledges that Company, shall own all right, title and interest in and to the results of Executive's services hereunder, including all material developed or conceived by Executive within the scope of his engagement. Company shall have the right to use all such materials and the elements thereof and the programs or other productions in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever and Company may distribute, broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Company may elect. Executive hereby waives the so-called "moral rights" of an author. Executive agrees and acknowledges that for purposes of
Section 201 of the United States Copyright Act and for ownership purposes, all materials and the results and proceeds of Executive's services shall be considered "works for hire" and Company shall have all ownership rights in the material and services of Executive hereunder as the author thereof. Company shall have no obligation to use the product of Executive's services.

          If for any reason any materials and/or the results and proceeds of Executive's services hereunder are not considered works for hire which are owned by Company then Executive shall, and does hereby, assign to Company, in perpetuity, all right (including but not limited to rights of copyright), title and interest in and to such materials and/or the results and proceeds of Executive's services, without any restriction or reservation whatsoever.

          10.2 Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, likeness, voice and biographical material concerning Executive as non-defamatory news or non-defamatory informative matter in connection with Company's business.

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          10.3  Executive's services and rights herein granted are unique in character and value such that the loss thereof could not be reasonably compensated for in damages in an action at law. Accordingly, Company shall be entitled to equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement. The sole right of Executive as to any breach or alleged breach hereof by Company shall be the recovery of money damages, and the rights herein granted by Executive shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     11.  Federal Communications Act:
          --------------------------

          Reference is hereby made to Section 507 of the Federal Communications Act, making it a criminal offense for any person, in connection with the production or preparation of any program intended for broadcasting, to accept or pay any money, service or other valuable consideration for the inclusion of any matter as part of any such program or program matter without disclosing in advance the same to the employer of the person to whom such payment is made or to the person for whom such program is being produced, or to the station over which such program is broadcast. Executive understands that it is the policy of Company not to permit any Employee of Company to accept or pay any such consideration, and Executive represents and agrees that Executive has not accepted and will not accept, and has not paid and will not pay, any money, services, or other valuable consideration for the inclusion of any "plug," reference or product identification, or any other matter in the programs produced hereunder.

     12.  Confidential Information:
          ------------------------

     Executive acknowledges that the information, observations, work product, trade secrets and data obtained by Executive while engaged by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or (ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to Executive's employment by the Company. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which

Executive may then possess or have under Executive's control.

     13.  Non-Compete, Non-Solicitation:
          -----------------------------

     During Executive's engagement and for two (2) years after the end of the Term Executive will not attempt to hire or to solicit (for his own purposes or for any other company) any regular employee (other than Executive's assistant or Brett Coker) of or independent Executive rendering artistic or production services to Company other than freelance actors or others who render services to Company on a non-exclusive basis. Further, during Executive's engagement and for three (3) years after the end of the Term Executive will not
(i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to Executive or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production.

     14.  Notices:
          -------

     All notices required to be given hereunder shall be in writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device,
(iii) if delivered by any private overnight express mail service, twenty-four
(24) hours after deposit with such service (this period shall be seventy-two
(72) hours if addressed to or from a party outside the United States), (iv) if mailed, properly addressed and postage prepaid, three (3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, P.C., 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067; a copy of any notice to Company shall also be given to Marilyn Barrett, Esq. Alschuler, Grossman, Stein & Kahan, 2049 Century Park East, 39th Floor, Los Angeles, CA 90067.

     15.  Immigration:
          -----------

     Company's engagement of Executive is subject to Executive's compliance with the terms and provisions of the Federal Immigration and Naturalization Act. In that regard concurrently with the execution of this agreement Executive shall provide Company with such proof of Company's United States Citizenship or authorization to work in the United States as may be required by the Immigration and Naturalization Service and shall also complete and return to Company an I-9 Form or such other forms as may be required.

     16.  Arbitration:
          -----------

     Any controversy or claim arising out of or relating to this agreement the breach thereof or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280 et seq. of the California Code of Civil Procedure, or such substitute provisions therefor then in effect. Any arbitrators selected shall have experience in or knowledge of the business in which the parties are primarily engaged. Any such arbitration shall be conducted in Los Angeles, California before a single arbitrator or, if the parties are unable to agree upon a single arbitrator, then before three arbitrators, one selected by each party and the third (i.e. neutral) arbitrator to be selected by the other two arbitrators. If the parties or the arbitrator(s) appointed by the parties are unable to agree upon the selection of a neutral arbitrator then any party may at its election require that the neutral arbitrator shall be selected by the American Arbitration Association, Los Angeles, California. The arbitration of all issues including the determination of the amount of any damages suffered by any party hereto by reason of the acts or omissions of another shall be to the exclusion of any court of law (except for court actions permitted as provided below). The parties each acknowledge that they are giving up the right to a trial by jury or by the court. The arbitrator(s) shall have the full authority to award legal or equitable relief, such as but not limited to specific performance, as the arbitrator(s) deem appropriate. However, the arbitrator(s) shall not have authority or jurisdiction to award punitive damages, the same being waived. There shall be no discovery except as authorized by the arbitrator(s). The decision of the arbitrator or a majority of the arbitrators shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. The prevailing party in any proceeding brought under this paragraph or in any proceeding brought to enforce an arbitration award hereunder shall be entitled to its costs and to its reasonable attorneys fees incurred in connection with the preparation and conduct of any such arbitration and/or any other proceeding hereunder. Arbitration hereunder shall not in any event (i) prevent any party from seeking and obtaining interim equitable relief including but not limited to prohibitory or mandatory injunctions, specific performance or extraordinary writs in any court of law or equity having jurisdiction nor (ii) prevent any party from enjoining any other party in any action brought by or against a third party with respect to the subject matter of the arbitration nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of the case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

     17.  General Provisions:
          ------------------

          17.1  Warranties: Executive warrants that he is free to enter into
                ----------
this Agreement and will not do or permit any act which will interfere with or derogate from the full performance of Executive's services or Company's exercise of the rights herein granted.

          17.2  Indemnity: Executive shall hold Company, its licensees and
                ---------
assigns, and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Executive of any warranty or agreement made by Executive hereunder. Company will hold Executive harmless from all claims, liabilities, damages, costs and legal fees arising from the use of any material supplied Executive by Company or incorporated at Company's discretion. The party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other party. This indemnity shall survive any termination or expiration of this Agreement.

          17.3  Waiver: A waiver by either party of any of the terms or
                ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

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

          17.4  Construction: This agreement shall be governed by and construed
                ------------
in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

          Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

          17.5  Severability of Provisions: If any provision hereof as applied
                --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

          17.6  Entire Understanding: This agreement contains the entire
                --------------------
understanding of the parties hereto relating to the subject matter herein contained and supersedes any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

          17.7  Successors and Assigns:  Except where expressly provided to the
                ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

          17.8  Paragraph Titles: The titles of the paragraphs of this agreement
                ----------------
are for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.



[Signature page follows]

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

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.



FILM ROMAN, INC.
"Company"



By:   /s/ Dixon Q. Dern                       /s/ John W. Hyde
    -----------------------------------     ------------------------------------
Its:  Secretary                               JOHN W. Hyde, "Executive"

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